Second Quarter 2024 Earnings Presentation Exhibit 99.2

Forward-Looking Statements and Non-GAAP Financial Measures 2 Certain statements in this press release which are not historical in nature are intended to be, and are hereby identified as, “forward-looking statements” for purposes of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements about the benefits of the Company’s merger with Allegiance Bancshares, Inc. and CBTX, Inc. (the “Merger”) which became effective on October 1, 2022, including future financial performance and operating results, the Company’s plans, business and growth strategies, objectives, expectations and intentions, and other statements that are not historical facts, including projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “could,” “scheduled,” “plans,” “intends,” “projects,” “anticipates,” “expects,” “believes,” “estimates,” “potential,” “would,” or “continue” or negatives of such terms or other comparable terminology. All forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of Stellar Bancorp, Inc. (“Stellar”) to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, among others: the risk that the cost savings and any revenue synergies from the Merger may not be fully realized or may take longer than anticipated to be realized; disruption to our business as a result of the Merger; the risk that the integration of operations will be materially delayed or will be more costly or difficult than we expected or that we are otherwise unable to successfully integrate our legacy businesses; the amount of the costs, fees, expenses and charges related to the Merger; reputational risk and the reaction of our customers, suppliers, employees or other business partners to the Merger; changes in the interest rate environment, the value of Stellar’s assets and obligations and the availability of capital and liquidity; general competitive, economic, political and market conditions; and other factors that may affect future results of Stellar including changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; the impact, extent and timing of technological changes; capital management activities; disruptions to the economy and the U.S. banking system caused by recent bank failures, risks associated with uninsured deposits and responsive measures by federal or state governments or banking regulators, including increases in the cost of our deposit insurance assessments and other actions of the Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation and Texas Department of Banking and legislative and regulatory actions and reforms. Additional factors which could affect the Company’s future results can be found in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, in each case filed with the SEC and available on the SEC’s website at https://www.sec.gov. We disclaim any obligation and do not intend to update or revise any forward-looking statements contained in this communication, which speak only as of the date hereof, whether as a result of new information, future events or otherwise, except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements. GAAP Reconciliation of Non-GAAP Financial Measures The Company’s management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate its performance. The Company believes that these non- GAAP financial measures provide meaningful supplemental information regarding its performance and that management and investors benefit from referring to these non-GAAP financial measures in assessing the Company’s performance and when planning, forecasting, analyzing and comparing past, present and future periods. Specifically, the Company reviews pre-tax, pre-provision income; pre-tax pre-provision ROAA, the ratio of tangible equity to tangible assets; net interest margin (tax equivalent) excluding purchase accounting adjustments; and loan yield excluding accretion for internal planning and forecasting purposes. The Company has included in this presentation information relating to these non-GAAP financial measures for the applicable periods presented. These non-GAAP measures should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which Stellar calculates the non-GAAP financial measures may differ from that of other companies reporting measures with similar names.

3 (1) Refer to the calculation of this non-GAAP financial measure and a reconciliation to its most directly comparable GAAP financial measure in the appendix. Houston’s Largest Regionally Focused Bank  Principal banking subsidiary renamed Stellar Bank upon successful system conversion in February 2023  Combination delivered scale, growth opportunities, and talent depth  Merger-of-equals between CBTX, Inc. and Allegiance Bancshares, Inc. became effective October 1, 2022 (NYSE: STEL)  Valuable franchise in one of the best markets in the U.S. Banking Centers  Strong core earnings power and capital position Banking Centers Free-standing ATM 6/30/2024 3/31/2024 Total assets 10,723,663$ 10,729,222$ Total loans 7,713,897 7,908,111 Total deposits 8,725,303 8,794,716 Total loans to total deposits 88.41% 89.92% Equity to assets 14.60% 14.27% Tangible equity to tangible assets (1) 9.53% 9.12% (Dollars in thousands)

$1.9 $1.9 $2.1 $2.5 $2.6 $3.0 $3.1 $5.5 $5.7 $6.7 $7.6 $7.8 $8.6 $10.2 $12.0 $27.2 $29.8 $157.3 Texas Independent BOK Regions Texas Capital Truist Comerica Third Coast Woodforest Prosperity Capital One Frost Cadence Stellar PNC Zions BofA Wells Fargo JPMorgan Focused on Serving the Houston Region 4 Note: Deposit market share based on FDIC data as of June 30, 2023. 1) Houston Region defined as the Houston-Pasadena-The Woodlands and Beaumont-Port Arthur MSAs; Excludes non-retail branches. Source: S&P Capital IQ Pro; Excludes non-retail branches Stel Houston Region Market Share(1) Deposits (dollars in billions) Houston Percent of Houston T otal Assets Region Com pany Region Market Nam e ($B) Deposits ($B) Deposits (%) Share (%) JPMorgan 3,868 157.3 6.6 48.2 Wells Fargo 1,876 29.8 2.2 9.1 BofA 3,123 27.2 1.4 8.3 Zions 87.2 12.0 16.2 3.7 PNC 558 10.2 2.4 3.1 Stellar 10.8 8.6 97.7 2.6 Cadence 48.8 7.8 20.1 2.4 Frost 48.6 7.6 18.8 2.3 Capital One 468 6.7 1.9 2.0 Prosperity 39.9 5.7 20.9 1.8 Woodforest 9.6 5.5 69.7 1.7 Third Coast 4.0 3.1 90.9 0.9 Comerica 91.0 3.0 4.5 0.9 Truist 555 2.6 0.6 0.8 Texas Capital 29.0 2.5 10.7 0.8 Regions 156 2.1 1.6 0.6 BOK 49.2 1.9 5.7 0.6 Texas Independent 2.2 1.9 100.0 0.6 (1)

5 Second Quarter 2024 Highlights (1) Refer to the calculation of these non-GAAP financial measures and a reconciliation to their most directly comparable GAAP financial measures in the appendix. (2) Interim periods annualized.  Solid Profitability: Second quarter 2024 net income of $29.8 million, or diluted earnings per share of $0.56, translated into an annualized return on average assets of 1.13%, an annualized return on average equity of 7.78% and an annualized return on average tangible equity of 12.82%(1).  Meaningful Regulatory Capital Build: Total risk-based capital ratio increased to 15.34% at June 30, 2024 from 14.62% at March 31, 2024 and tier 1 leverage ratio increased to 10.93% at June 30, 2024 from 10.55% at March 31, 2024  Strong Net Interest Margin: Tax equivalent net interest margin was 4.24% for the second quarter of 2024 compared to 4.26% for the first quarter of 2024. The tax equivalent net interest margin, excluding purchase accounting accretion (“PAA”), was 3.82%(1) for the second quarter of 2024 compared to 3.91%(1) for the first quarter of 2024.  Stable Credit Performance: Net charge-offs of $715 thousand, or 0.02%, for the year-to-date 2024. Tangible Book Value Per Share(1) Total Capital Ratio $14.02 $17.02 $18.00 12/31/2022 12/31/2023 6/30/2024 12.39% 14.02% 15.34% 12/31/2022 12/31/2023 6/30/2024

Deposit Summary 6 Deposit Portfolio Composition Deposits (in millions) Maintaining Discipline Navigating Competitive Deposit Market As of June 30, 2024: • Estimated uninsured deposits, net of collateralized deposits: 43.3% • Average account size: $78 thousand, excluding collateralized and brokered deposits • Loan to deposit ratio: 88.4% • Noninterest-bearing deposits to total deposits: 37.9% • Brokered deposits: $741.3 million at June 30, 2024 from $786.6 million at March 31, 2024 . (1) NIB 37.9% IB Demand 17.9% MMDA & Sav. 25.4% CD's 18.8% Q2 2024 Q1 2024 Noninterest-bearing ("NIB") 3,308,441$ 3,323,149$ Interest-bearing demand ("IB Demand") 1,564,405 1,576,261 Money market and savings ("MMDA & Sav.") 2,213,031 2,203,767 Certificates and other time ("CD's") 1,639,426 1,691,539 Total deposits 8,725,303$ 8,794,716$ (Dollars in thousands)

Loan Summary

Loan Portfolio Composition

	Q2 2024	Q1 2024
	(In thousands)	
Commercial and Industrial ("C&I")	$ 1,396,064	$ 1,455,755
Nonowner-occupied Commercial Real Estate ("NOO CRE")	1,694,022	1,711,089
Owner-occupied CRE ("OO CRE")	1,912,387	1,886,641
Multifamily Real Estate ("MF")	423,262	452,155
Total Commercial Real Estate	4,029,671	4,049,885
CRE Construction & Development ("CRE C&D")	922,805	1,039,443
1-4 Family Residential ("1-4 Family")	1,098,681	1,049,316
Residential Construction ("Resi. C&D")	200,134	252,573
Consumer and other ("Other")	66,542	61,139
Total	$ 7,713,897	$ 7,908,111


Other
0.9%
C&I
18.1%
1-4 Family
14.2%
MF
5.4%
Resi. C&D
2.6%
CRE C&D
12.0%
NOO CRE
22.0%
OO CRE
24.8%

	Q2 2024				Q1 2024			
	Average Outstanding Balance	Interest Earned	Average Yield	Excl. PAA[(1)]	Average Outstanding Balance	Interest Earned	Average Yield	Excl. PAA[(1)]
	(Dollars in thousands)							
Interest-earning Assets:								
Loans	$ 7,808,320	$ 135,885	7.00%	6.48%	$ 7,938,824	$ 134,685	6.82%	6.39%
Securities	1,549,638	12,739	3.31%		1,441,814	10,111	2.82%	
Deposits in other financial institutions	258,916	3,555	5.52%		264,906	3,627	5.51%	
Total interest-earning assets	$ 9,616,874	$ 152,179	6.36%	5.94%	$ 9,645,544	$ 148,423	6.19%	5.83%

(1) Refer to the calculation of these non-GAAP financial measures and a reconciliation to their most directly comparable GAAP financial measures in the appendix.

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CRE and Office Detail: Q2 2024

CRE (incl. multifamily) by Property Type



Other 14.1%
Retail 16.9%
Office 10.8%
Warehouse 14.1%
Multi-family 10.5%
C-Store 11.1%
Hotel/ Motel 4.2%
Industrial 4.1%
Restaurant/Bar 4.1%
Auto Sales/ Repair 4.0%
Church 3.1%
Healthcare 3.0%

Property Type	Balance	Average Loan Size	% of Total
	(Dollars In thousands)		
Retail	$ 679,626	$ 1,273	16.9%
Warehouse	566,759	728	14.1%
Convenience Store (C-Store)	445,643	1,315	11.1%
Office	433,486	810	10.8%
Multi-family	423,262	1,856	10.5%
Hotel / Motel	170,425	4,058	4.2%
Industrial	166,575	1,501	4.1%
Restaurant / Bar	165,879	987	4.1%
Auto Sales / Repair	159,516	715	4.0%
Church	124,605	865	3.1%
Healthcare	122,076	1,110	3.0%
Other	571,819	728	14.1%
Total	$ 4,029,671	1,094	100.0%

CRE - Office



Owner-occupied 41.2%
Non-owner occupied 58.8%

Collateral Type	Number	Balance	Average Loan Size	% of Total
		(Dollars in thousands)		
Flex Office Space	75	$ 53,556	$ 714	12.4%
Multi-Story Office Building	135	241,453	1,789	55.7%
Single Story Office Building	325	138,477	426	31.9%
Total	535	$ 433,486	810	100.0%

Maturity	Number	Balance	Average Loan Size	% of Total
		(Dollars in thousands)		
0 - 12 months	99	$ 58,843	$ 594	13.5%
13 - 24 months	75	46,162	615	10.7%
25 - 36 months	77	84,075	1,092	19.4%
37 - 48 months	55	54,703	995	12.6%
49 + months	229	189,703	828	43.8%
	535	$ 433,486	810	100.0%

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CRE Construction and Development: Q2 2024


Residential Subdivision 5.2%
Other 10.0%
C-Store 2.4%
Retail 4.0%
Land - Commercial 39.6%
Land - Residential Lot 7.5%
Multi-family - Market Rate 4.7%
Multi-family - CD 13.8%
Warehouse 12.8%

CRE Construction Lending Highlights

- Total committed exposure for CRE construction loans was $1.23 billion at June 30, 2024 and $1.44 billion at March 31, 2024
- The largest category of CRE construction loans was Land – Commercial at $365.1 million outstanding, or 39.6%, of CRE construction loans at June 30, 2024
- Owner-occupied CRE construction loans were 13.4% of CRE construction loans at June 30, 2024

Loan Type	Q2 2024			Q1 2024		
	Number	Balance	Average Loan Size	Number	Balance	Average Loan Size
	(Dollars in thousand)			(Dollars in thousand)		
Land - Commercial	464	$ 365,110	$ 787	487	$ 380,878	$ 782
Warehouse	29	118,566	4,088	41	127,041	3,099
Multi-family - CD[1]	14	127,298	9,093	14	120,297	8,593
Land - Residential Lot	265	68,751	259	284	82,845	292
Retail	26	37,072	1,426	35	52,575	1,502
Convenience Store (C-Store)	12	22,233	1,853	23	47,319	2,057
Residential Subdivision	8	48,178	6,022	9	40,122	4,458
Multi-family - Market Rate	8	43,615	5,452	11	39,440	3,585
Other	79	91,982	1,164	113	148,926	1,318
Total	905	$ 922,805	1,020	1,017	1,039,443	1,022

(1) Multi-family community development loans ("CD").

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Asset Quality Summary 10 Nonperforming Loans by Type (1) Combined represents the simple addition of legacy balances for 2022; estimated. Allowance for credit losses on loans: • $94.8 million, or 1.23% of total loans, at June 30, 2024, compared to $96.3 million, or 1.22% of total loans, as of March 31, 2024 Allowance for credit losses on loans to nonperforming loans: • 186.17% at June 30, 2024 compared to 168.54% as of March 31, 2024 C&I 36.3% Other 0.5% CRE 12.1% OO CRE 21.4% Multifamily RE 2.0% CRE C&D 3.2% 1-4 Family 24.5% Nonaccrual Loans with No Related Allowance Nonaccrual Loans with Related Allowance Total Nonaccrual Loans Commercial and industrial 1,030$ 17,421$ 18,451$ Commercial real estate (including multi-family residential) 13,842 4,252 18,094 Commercial real estate construction and land development 899 742 1,641 1-4 family residential (including equity) 8,068 4,386 12,454 Residential construction 155 — 155 Consumer and other 28 83 111 24,022$ 26,884$ 50,906$ (In thousands) Q2 2024 Q1 2024 Total nonperforming loans 50,906$ 57,129$ Nonperforming loans to total loans 0.66% 0.72% Total nonperforming assets 53,454$ 57,129$ 0.50% 0.53% Net (recoveries) charge-offs (1)$ 714$ 0.00% 0.04% (Dollars in thousands) Nonperforming assets to total assets Net charge-offs to average loans (annualized)

Regulatory Capital Ratios 11 (1) Refer to the calculation of this non-GAAP financial measure and a reconciliation to its most directly comparable GAAP financial measure in the appendix. Minimum Required Plus Capital Conservation Buffer Consolidated Capital Ratios Estimated Total Capital Ratio (to risk-weighted assets) 15.34% 14.62% 10.50% Estimated Common Equity Tier 1 Capital Ratio (to risk-weighted assets) 12.98% 12.29% 7.00% Estimated Tier 1 Capital Ratio (to risk-weighted assets) 13.10% 12.41% 8.50% Estimated Tier 1 Leverage Ratio (to average tangible assets) 10.93% 10.55% 4.00% Estimated Tangible Equity to Tangible Assets (1) 9.53% 9.12% N/A Bank Capital Ratios Estimated Total Capital Ratio (to risk-weighted assets) 14.65% 14.13% 10.50% Estimated Common Equity Tier 1 Capital Ratio (to risk-weighted assets) 13.12% 12.61% 7.00% Estimated Tier 1 Capital Ratio (to risk-weighted assets) 13.12% 12.61% 8.50% Estimated Tier 1 Leverage Ratio (to average tangible assets) 10.94% 10.72% 4.00% June 30, 2024 March 31, 2024

12 Liquidity Profile Stellar is well-positioned to manage through the current environment Sources of Liquidity at June 30, 2024 Sources of Liquidity Estimated Uninsured Deposits at June 30, 2024 (1) Brokered deposit capacity is governed by internal policy limits. (Dollars in millions) Total deposits 8,725$ Estimated uninsured deposits 4,786 (1,009) Estimated uninsured, net of collateralized deposits 3,777$ Percent of total deposits 43.3% Less: collateralized deposits (Dollars in millions) Cash 490$ Unpledged securities 1,018 Total on-balance sheet 1,508 FHLB available capacity 1,858 Discount window available capacity 772 Total immediate available liquidity 4,138 Available brokered deposit capacity(1) 1,014 Total available liquidity 5,152$ 109.6% 136.4% Immediate available liquidity coverage of estimated uninsured deposits, net of collateralized deposits Total available liquidity coverage of estimated uninsured deposits, net of collateralized deposits

13 Key Takeaways Excellent core funding profile Strong earnings power and franchise value in one of the best markets in the U.S. Key success factors: Credit performance and risk management Significant financial flexibility Positioned for rapid capital-build to continue

Diverse and Strong Markets of Operation

Greater Houston Market

- Houston is the **#4** most diverse city in the U.S. based on socioeconomic factors, according to Wallet Hub
- Houston added nearly 140,000 residents in '23, **2nd** among U.S. metros in population growth. The increase equates to a new resident every 3.8 minutes
- **25th** largest economy in the world – if ranked as a country
  - **14th** largest population in the U.S – if ranked as a state
- Port Houston is the busiest Gulf Coast container port, the Houston Ship Channel is **#1** ranked U.S. port in total foreign and domestic waterborne tonnage
- Houston is home to the Texas Medical Center, the world's largest medical complex, which has 10 million annual patient encounters
- Business friendly: **#3** among U.S. metro areas in Fortune 500 headquarters (26)
- Major business clusters in Beaumont-Port Arthur area include chemical and petroleum manufacturing, materials manufacturing and transportation

Houston is Diverse, with Significant Economic Tailwinds

Population Change ('19-'24)	**Houston MSA: 6.0%** **Texas: 5.9% / U.S: 2.1%**
Median Household Income ('24)	**Houston MSA: $75,557** **Texas: $73,203 / U.S: $75,874**
Significant Deposit Share	**Stellar has over $8.6 billion in deposits in the Houston region[1]**

Top 10 Bank by Deposits in Houston Region[1] ($B)



JP Morgan
$157
Wells Fargo
29.8
BofA
27.2
Zions
12.0
PNC
10.2
Stellar
8.6
Cadence
7.8
Frost
7.6
Capital One
6.7
Prosperity
5.7
Houston HQ Bank

Est. Population Growth '24-'29



4.9%
4.7%
2.4%
Houston MSA
Texas
USA

Est. Number of Households Growth '24-'29



5.1%
5.1%
2.7%
Houston MSA
Texas
USA

Note: Deposit market share based on FDIC data as of June 30, 2023.
1) Houston Region defined as the Houston-Pasadena-The Woodlands and Beaumont-Port Arthur MSAs; Excludes non-retail branches.
Source: S&P Capital IQ Pro, Houston.org, Texas Medical Center, and Wallet Hub.

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Diversified and Growing Economy

Commentary

- Houston's economy has become much more diversified over the years, while remaining the energy capital of the United States
- Most of Houston's job sectors are growing at a faster rate than U.S.
- Transportation, warehousing, and utility services showed a large gain over the last year versus the United States

Diversified Economy by Job Sector[1]



Other Services 4%
Mining and Logging 2%
Information 1%
Wholesale Trade 5%
Professional and Business Services 16%
Financial Activities 5%
Transportation, Warehousing, and Utilities 6%
Education and Health Services 14%
Construction 7%
Manufacturing 7%
Government 13%
Retail Trade 9%
Leisure and Hospitality 10%

1) Data is preliminary as of February 2024, from the U.S. Bureau of Labor Statistics
Source: U.S. Bureau of Labor Statistics

Houston vs. U.S. Job Change by Industry (Feb '23 – Feb. '24)[1]



Mining and Logging
(0.7)%
Private Education and Health Services
5.3%
Financial Activities
0.1%
Leisure and Hospitality
1.9%
Professional and Business Services
1.6%
Information
(2.4)%
Wholesale Trade
1.9%
Transportation, Warehousing, and Utilities
2.5%
Government
4.4%
Total Nonfarm
2.4%
Manufacturing
3.3%
Construction
0.5%
Retail Trade
0.0%
Other Services
4.8%
United States
Houston MSA

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2.0 3.0 4.0 5.0 6.0 7.0 2.0 2.5 3.0 3.5 2007 2009 2011 2013 2015 2017 2019 2021 2023 Houston is a Resilient Market 16  Since the Great Recession, Houston has proven its resiliency, weathering economic cycles and natural disasters − Houston welcomed 2.1 million new residents and created over 965 thousand jobs since 2007 Population (M ) O il Pr ic e D ec lin e G re at R ec es si on Ik e H ar ve y C O VI D -1 9 Em pl oy m en t( M ) Employment Population1) Data is preliminary as of February 2024, from the U.S. Bureau of Labor Statistics Source: U.S. Bureau of Labor Statistics, Texas Workforce Commission

92,198 (150,000) (100,000) (50,000) 0 50,000 100,000 150,000 D al la s H ou st on Ta m pa At la nt a Ph oe ni x M ia m i D en ve r W as hi ng to n Bo st on M in ne ap ol is R iv er si de Se at tle Ba lti m or e Ph ila de lp hi a D et ro it Sa n D ie go Sa n Fr an ci sc o C hi ca go Lo s An ge le s N ew Y or k Houston’s Growth Projected to Continue 17 Source: S&P Capital IQ Pro; U.S. Census Bureau. 2010-2024 Population Change (%) Houston had the second highest net migration in 2023 20 most populated metros 3.93% 0.31% -0.48% 27.64% 27.00% 21.95% 8.88% New York MSA Los Angeles MSA Chicago MSA Dallas MSA Houston MSA Texas U.S. • Houston has seen tremendous growth over the past ten years, aided by the relocation of multiple Fortune 500 companies • The continued growth of the Houston metro will strengthen and diversify the greater economy, benefiting the businesses and constituents Houston added over 90,000 people by net migration in 2023, second only to Dallas

$92,406 $89,429 $85,119 $82,998 $75,557 $73,203 $75,874 New York MSA Los Angeles MSA Chicago MSA Dallas MSA Houston MSA Texas U.S. $800,000 $982,500 $363,500 $450,000 $339,000 $344,800 $420,357 New York Los Angeles Chicago Dallas Houston Texas U.S. 8.7x 11.0x 4.3x 5.4x 4.5x 4.7x 5.5x New York MSA Los Angeles MSA Chicago MSA Dallas MSA Houston MSA Texas U.S. Housing Market and Cost of Living 18 • Cost of living in Houston is 5.9% less than that of the U.S. market average while the median household income is in line with U.S. median • Houston is #1 in U.S. annual new home construction 20 24 M ed ia n H ou se ho ld In co m e 20 24 M ed ia n H om e Pr ic e (1) M ed ia n H om e Pr ic e to H H I R at io (1) Home price shown for each respective city Source: S&P Capital IQ Pro; Redfin (March 2024); Houston.org

Appendix: Non-GAAP Reconciliation(1) 19 (1) See the disclosure under the heading “GAAP Reconciliation of Non-GAAP Financial Measures” on slide 2 regarding the use of non-GAAP financial measures. (2) Interim periods annualized. Total shareholders’ equity $ 1,565,795 $ 1,530,698 Less: Goodw ill and core deposit intangibles, net 601,633 607,831 Tangible shareholders’ equity $ 964,162 $ 922,867 Shares outstanding at end of period 53,564 53,551 Tangible book value per share $ 18.00 $ 17.23 Total assets $ 10,723,663 $ 10,729,222 Less: Goodw ill and core deposit intangibles, net 601,633 607,831 Tangible assets $ 10,122,030 $ 10,121,391 Tangible equity to tangible assets 9.53% 9.12% Net interest income (tax equivalent) $ 101,482 $ 102,207 Less: Purchase accounting accretion 10,098 8,551 Adjusted net interest income (tax equivalent) $ 91,384 $ 93,656 Average earning assets $ 9,616,874 $ 9,645,544 Net interest margin (tax equivalent)(2) 4.24% 4.26% Net interest margin (tax equivalent) excluding PAA(2) 3.82% 3.91% Interest on loans, as reported $ 135,885 $ 134,685 Less: Purchase accounting accretion 10,098 8,551 Interest on loans w ithout loan accretion $ 125,787 $ 126,134 Average loans $ 7,808,320 $ 7,938,824 Loan yield, as reported 7.00% 6.82% Loan yield, w ithout loan accretion 6.48% 6.39% Interest on interest-earning assets, as reported $ 152,179 $ 148,423 Less: Purchase accounting accretion 10,098 8,551 Interest on interest-earnings assets w ithout loan accretion $ 142,081 $ 139,872 Average interest-earnings assets $ 9,616,874 $ 9,645,544 Yield on interest-earnings assets, as reported 6.36% 6.19% Yield on interest-earnings assets, w ithout loan accretion 5.94% 5.83% (Dollars in thousands) Q2 2024 Q1 2024

20 NYSE: STEL